Exhibit 4.1

032868 NUMBER PNW COMMON STOCK COMMON STOCK THIS CERTIFICATE IS TRANSFERABLE IN JERSEY CITY, NJ, NEW YORK, NY AND PITTSBURGH, PA SHARES PINNACLE WEST CAPITAL CORPORATION SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 723484 10 1 INCORPORATED UNDER THE LAWS OF THE STATE OF ARIZONA SPECIMEN FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK WITHOUT PAR VALUE OF CERTIFICATE OF STOCK SECRETARY PRESIDENT COUNTERSIGNED AND REGISTERED: THE BANK OF NEW YORK MELLON TRANSFER AGENT AND REGISTRAR BY: AUTHORIZED SIGNATURE Witness the seal of the Corporation and the signatures of its duly authorized officers. Dated

PINNACLE WEST CAPITAL CORPORATION For a description of the classes and series of stock of the Corporation and a statement of the relative rights, designations, preferences, privileges, voting powers, restrictions and qualifications thereof, and the authority of the board of directors to determine variations for future series, reference is made to the provisions of the Articles of Incorporation of the Corporation, and any Certificate of the Corporation pursuant to Arizona Revised Statutes, which may be filled in the office of the Arizona Corporation Commission, and copies of which will be on file with the Transfer Agent and will be supplied without charge to the holder upon request in writing to the Corporation, Office of the Secretary. The Stock of the Corporation is issued subject to all provisions of said Articles of Incorporation and any such Certificates of the Corporation, and the holder hereof agrees to such provisions by the acceptance of this certificate. KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common TEN ENT — as tenants by the entireties JT TEN — as joint tenants with right of survivorship and not as tenants in common TOD — transfer on death UNIF GIFT MIN ACT — Custodian (Cust) (Minor) under Uniform Gifts to Minors Act State UNIF TRF MIN ACT — Custodian (until age) Cust under Uniform Transfers (Minor) to Minors ACT (State) Additional abbreviations may also be used though not in the above list. FOR VALUE RECEIVED, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHAT-EVER. BY THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK-BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GURANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. Signature(s) Guaranteed X X